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                                                                    EXHIBIT 24.1
                                                                    ------------

                               Powers of Attorney

          KNOW ALL PERSONS BY THESE PRESENTS, that the persons who signatures appear below, in counterpart, constitute and appoint Kevin J. Ryan, Edward J. Kelley, and Ronald J. Artale, and each of them, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their names, places and steads, in any and all capacities, to sign the Registration Statement on Form S-8 to be filed in connection with the Wesley Jessen VisionCare, Inc. International Employee Stock Discount Purchase Plan and any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, the with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.
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DATED:  October 24, 1997.

Signature                         Title                           Date
---------                         -----                           ----

/s/ Stephen G. Pagliuca      Chairman of the Board           October 24, 1997
---------------------------                                  ----------------
Stephen G. Pagliuca

/s/ Kevin J. Ryan            President and Chief Executive   October 24, 1997
---------------------------  Officer (Principal Executive    ----------------
Kevin J. Ryan                Officer), Director

/s/ Edward J. Kelley         Chief Financial Officer and     October 24, 1997
---------------------------  Treasurer (Principal Financial  ----------------
Edward J. Kelley             Officer), Director

/s/ Ronald J. Artale         Vice-President - Controller     October 24, 1997
---------------------------  (Principal Accounting Officer)  ----------------
Ronald J. Artale

/s/ Adam W. Kirsch           Director                        October 24, 1997
---------------------------                                  ----------------
Adam W. Kirsch

/s/ John W. Maki             Director                        October 24, 1997
---------------------------                                  ----------------
John W. Maki

/s/ John J. O'Malley         Director                        October 24, 1997
---------------------------                                  ----------------
John J. O'Malley

/s/ Michael A. D'Amato       Director                        October 24, 1997
---------------------------                                  ----------------
Michael A. D'Amato

/s/ Sol Levine               Director                        October 24, 1997
---------------------------                                  ----------------
Sol Levine
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